Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 2010 including one or more amendments to such Form 10-K, which amendments may make such changes as such attorneys-in-fact and agents deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he/she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his/her respective name.

Signature	Title	Date

/s/ Charles B. Lebovitz	Chairman of the Board	February 28, 2011
Charles B. Lebovitz

/s/ John N. Foy	Vice Chairman of the Board, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	February 28, 2011
John N. Foy

/s/ Stephen D. Lebovitz	Director, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2011
Stephen D. Lebovitz

/s/ Gary L. Bryenton	Director	February 28, 2011
Gary L. Bryenton

/s/ Thomas J. DeRosa	Director	February 28, 2011
Thomas J. DeRosa

/s/ Matthew S. Dominski	Director	February 28, 2011
Matthew S. DOminiski

/s/ Leo Fields	Director	February 28, 2011
Leo Fields

/s/ Kathleen M. Nelson	Director	February 28, 2011
Kathleen M. Nelson

/s/ Winston W. Walker	Director	February 28, 2011
Winston W. Walker